CSFB 04-8

Group 5

Pay rules

1.

Concurrently:

a.

10% Pay to the 5PT1 until retired.

b.

90% as follows:

i.

Pay the NAS Priority Amount to the 5N1

ii.

Concurrently:

1.

50% as follows:

a.

Pay, pro-rata, to the 5S1-5S9 and the 5FL1 until retired.

b.

Pay to the 5L1 until retired.

2.

50% as follows:

a.

Pay, pro-rata to the 5S10-5S18 and the 5FL2 until retired.

b.

Pay to the 5L2 until retired.

iii.

Pay to the 5N1 until retired.

Notes

Pxing Speed = 100 PPC (6CPR to 18CPR in 12 Mo’s and 18CPR thereafter)

Nas Bonds – 5N1 standard Nas bond, 60 mos of hard lockout.

**Apply shift to both sched prin and prepay prin

•

Nas Priority Amount = (Nas% x Shift%) x (sched + prepays)

•

Shift % = Standard Shift Schedule

•

Nas % = (5N1 balance) / (Total Non PO Balance)

Floaters:

5FL1 – 1ML + 0.40, 7.0% Cap, 0.40 Floor, 0 day delay, initial libor – 2.00%

5FL2 – 1ML + 0.35, 7.5% Cap, 0.35 Floor, 0 day delay, initial libor – 2.00%

Inverse IO’s:

5IN1 --  6.6% + (-1 x  ML), 6.6% Cap, 0.0 Floor, 0 day delay, initial libor – 2.00%

Notional: 5FL1

5IN2 --  7.15% + (-1 x  ML), 7.15% Cap, 0.0 Floor, 0 day delay, initial libor – 2.00%

Notional: 5FL2

Settlement = 11/30